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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2006 in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-131609) and the related Prospectus of Alphatec Holdings, Inc. for the registration of 10,695,000 shares of its common stock to be filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California May 25, 2006

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM